UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

5 Merchant Square
North Wharf Road
London, W2 1AY
United Kingdom
(Address of Principal Executive Offices)

+44 20 37865275
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 2.05 Costs Associated with Exit or Disposal Activities.
On March 10, 2016, LivaNova PLC (the "Company") announced a reorganization plan for its Cardiac Rhythm Management Business Unit intended to strengthen its operational effectiveness and efficiency in response to changes in the global marketplace. The Company's Cardiac Surgery and Neuromodulation Business Units are unaffected by the reorganization plan, which forms part of the wider integration program of Cyberonics, Inc. and Sorin Group organizations.
The Company estimates that, net of new positions created, the reorganization plan will result in a reduction of around 140 in the workforce, primarily based at the Company's facility in Clamart, France. The plan also contemplates the closure of the Company's research and development facility in Meylan, France, and the consolidation of the Business Unit's research and development capabilities into the Clamart facility. In addition, the research and development team of the Company's New Ventures organization will be combined with those of the Cardiac Rhythm Management Business Unit. These actions are part of the Company's ongoing optimization efforts and result from an analysis of the Company's manufacturing and research and development operations worldwide.
The Company has commenced consultations with employee representatives regarding the plan. Although terms are not likely to be finalized until the second quarter of 2016, the Company believes that the reduction in force should be accomplished primarily through voluntary separation packages. The Company is also engaged in efforts to help those affected secure alternative employment.
The Company estimates that these actions will result in total pre-tax charges of approximately $16 million to $21 million in 2016, relating to non-recurring cash employee-related costs, including costs for severance and other employee-related assistance and other exit costs associated with the plan. The impact of the reorganization plan has already been included in financial performance disclosures provided in the Company's press release furnished pursuant to a Form 8-K dated February 24, 2016.
Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements, including those related to the expected nature, scope, costs, timing and benefits of the reorganization plan. Statements regarding future events are based on the Company's current expectations and are necessarily subject to associated risks related to the completion of the plan in the manner anticipated by the Company. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to, uncertain economic and industry conditions, the Company's ability and timing to implement the changes described above, the Company's ability to achieve the anticipated benefits and other risks described in the Company's filings from time to time with the United States Securities and Exchange Commission (the "SEC"), including under the caption "Risk Factors" in the Company's Transition Report on Form 10-K/T for the transitional period ended December 31, 2015, the Registration Statement on Form S-4, previous or future Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K as well as other documents that have been or will be filed with the SEC by the Company. Such statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company does not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: March 10, 2016	By:	/s/ Brian Sheridan
	Name:	Brian Sheridan
	Title	Company Secretary